SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                   Form 10-QSB/A

                                                    (Mark One)
                                    X QUARTERLY REPORT UNDER SECTION 13 OR 15(d)
                                      OF THE SECURITIES EXCHANGE ACT OF 1934

                                    TRANSITION REPORT UNDER SECTION 13 OR 15(d)
                                      OF THE SECURITIES EXCHANGE ACT OF 1934

                                       (For the Quarter ended June 30, 1998)

                                          Commission File Number 1-12689

                            Genisys Reservation Systems, Inc. And Subsidiaries
                                              -----------------------
                         (Exact Name of registrant as specified in its charter)

                                               New Jersey 22-2719541
                             (State or other jurisdiction of (I.R.S. employer
                            incorporation or organization) Identification no.)

                                    2401 Morris Avenue, Union, New Jersey 07083
                            (Address of principal executive offices) (Zip Code)

                                                  (908) 810-8767
                                  Issuer's Telephone Number including Area Code


Check whether the issuer: (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter periods that the registrant was required to file such reports), and
                      (2) has been subject to such filing requirements for the past 90 days.

                                                     Yes X No

                             APPLICABLE ONLY TO ISSUERS INVOLVED IN BANKRUPTCY
                                   PROCEEDINGS DURING THE PRECEDING FIVE YEARS

Check whether the registrant filed all documents and reports required to be filed by Section 12, 13 or 15(d) of the Exchange Act after the distribution of securities under a plan confirmed by a court.

                                                      Yes No

                                       APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: As of June 30, 1998: 6,755,594 shares of Common Stock

                    Transitional Small Business Disclosure Format (check one)

                                                     Yes X No


                                                                                            June                     December
                                                                                          30, 1998                   31, 1997
                                                                                       ---------------            ---------------
                                                                                        (unaudited)

                                     ASSETS

CURRENT ASSETS:
       Cash and cash equivalents                                                           $1,152,873                 $2,207,841
       Accounts receivable                                                                     18,721                      8,784
       Prepaid expenses                                                                        19,129                      5,127
                                                                                       ---------------            ---------------
              Total Current Assets                                                          1,190,723                  2,221,752
                                                                                       ---------------            ---------------

EQUIPMENT, NET OF ACCUMULATED
       DEPRECIATION                                                                           310,601                    261,643
                                                                                       ---------------            ---------------

OTHER ASSETS:
        Computer software costs, less accumulated
             amortization                                                                   2,035,592                    581,193
        Debit issue costs, less accumulated amortization                                       17,217                     26,609
        Deposits and Other                                                                     57,604                     61,669
        Licenses and Intellectual Property                                                  1,000,000                          -
                                                                                       ---------------            ---------------
                                                                                       ---------------            ---------------
                                                                                            3,110,413                    669,471
                                                                                       ---------------            ---------------
                                                                                       ===============            ===============
                                                                                           $4,611,737                 $3,152,866
                                                                                       ===============            ===============

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIENCY)


CURRENT LIABILITIES:
        Current maturities of long-term debt                                                 $118,379                   $114,957
        Accounts payable and accrued expenses                                                 158,552                    189,712
        Accrued interest payable - related party                                              174,475                    163,296
        Accrued consulting fees - related party                                                 9,000                      3,000
                                                                                       ---------------            ---------------
                 Total current liabilities                                                    460,406                    470,965

LONG-TERM DEBT:
         Long-term debt, less current maturities                                               98,931                    982,742
                                                                                       ---------------            ---------------

                  Total Liabilities                                                           559,337                  1,453,707
                                                                                       ---------------            ---------------

COMMITMENTS:
STOCKHOLDERS EQUITY (DEFICIENCY):
     Preferred Stock, $.0001 par value: 25,000,000 shares
          authorized:  Series A preferred stock, 706,000
          shares authorized: 381,177  shares issued and
          outstanding                                                                              38                          -
     Common Stock, $.0001 par value; 75,000,000 shares
          authorized; 6,755,594 shares issued and
          outstanding                                                                             676                        436
      Additional paid in capital                                                            8,281,073                  4,933,851
      Deficit Accumulated During the Development Stage                                     (4,229,387)                (3,235,128)
                                                                                       ---------------            ---------------

Total Stockholders Equity                                                                   4,052,400                  1,699,159
                                                                                       ---------------            ---------------

                                                                                           $4,611,737                 $3,152,866
                                                                                       ===============            ===============

                   See Accompanying Notes to Financial Statements

                                                                    2


                                                                                                                    From Inception
                                                    Six Months       Six Months     Three Months     Three Months    March 7, 1994
                                                      Ended           Ended            Ended           Ended           Through
                                                  June 30, 1998   June 30, 1997    June 30, 1998   June 30, 1997    June 30, 1998



            SERVICE REVENUE                        $ 29,874             $ -         $ 15,053             $ -          $55,737


            EXPENSES:
                Cost of Service                      47,214                -          27,549                -          72,206
                General and Administrative           783,843           473,238       371,081          258,221       3,459,741
                Depreciation and Amortization        196,077            64,056       100,045           32,184         529,971
                Interest Expense (Income), net        (3,001)          54,750       (10,327)           7,932         223,206
                                                    1,024,133          592,044       488,348          298,337       4,285,124

            NET (LOSS) INCURRED DURING
                 THE DEVELOPMENT STAGE             ($994,259)        ($592,044)    ($473,295)       ($298,337)    ($4,229,387)

            WEIGHTED AVERAGE NUMBER OF
                 COMMON SHARES OUTSTANDING          4,614,158        3,882,666       4,777,572        4,330,660       2,942,322


            BASIC AND DILUTED LOSS PER
                 COMMON SHARE                         ($0.22)          ($0.15)        ($0.10)          ($0.07)         ($1.44)



                                                                                     See Accompanying Notes to Financial Statements

                                                                                   3


                                     Deficit
                                   Accumulated
                                                                                            Additional     During the
                                                              Series A Preferred Stock      Paid-in        Development
                                     Shares        Par Value     Shares     Par Value       Capital           Stage          Total


BALANCE - DECEMBER 31, 1997        4,355,594        $436            -            -       $4,933,851     ($3,235,128)      $1,699,159

CONVERSION OF LONG-TERM
DEBT INTO SERIES A PREFERRED
STOCK AT $2.125 PER SHARE                -           -          381,177         38         809,962           -              810,000

CONVERSION OF NOTES PAYABLE
INTO COMMON STOCK AT
$0.09375 PER SHARE                  400,000          40            -            -           37,460           -               37,500

ISSUANCE OF COMMON STOCK
AT $1.25 PER SHARE FOR ACQUISITION
OF UNITED LEISURE INTERACTIVE       2,000,000        200           -            -        2,499,800           -            2,500,000

NET LOSS                                  -           -            -            -              -        ($994,259)        ($994,259)

BALANCE AT JUNE 30, 1998            6,755,594       $ 676      381,177         $ 38     $8,281,073    ($4,229,387)       $4,052,400


                              See Accompanying Notes to Financial Statements

                                                  4


                                                       GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARIES
                                                                               Development Stage Companies
                                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                           (UNAUDITED)
                                                                                                   Period From
                                  March 7, 1994
                                (Commencement of
                                                                                                Development Stage
                                                        Six Months Ended   Six Months Ended     Activities to
                                                       ------------------  -------------------
                                                         June 30,1998        June 30, 1998        June 30,1998
                                                       ------------------  -------------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                               $ (994,259)          $ (592,044)       $ (4,229,387)
   Adjustments to reconcile net loss to net
    cash flows from operating activities
      Depreciation and amoritization                         196,077               64,056             529,971
      Contribution to capital of services rendered               -                   -                 49,600
      Changes in operating assets and liabilities
        Accounts receivable                                  (9,937)                 -                (18,721)
        Prepaid expenses                                    (14,002)             (26,575)             (19,369)
        Deposits and other                                    3,945                  -                (58,378)
        Accounts payable and accrued expenses               (13,981)            (225,077)             326,001
                                                       ------------------  -------------------  ------------------
          Net cash flows from operating acctivities        (832,157)            (779,640)          (3,420,283)
                                                       ------------------  -------------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of equipment and software                     (189,922)            (181,649)          (1,294,896)
   Acquisition of Prosoft, Inc.                                 -                (34,602)             (34,602)
                                                       ------------------
           Net cash flows from investing activities         (189,922)            (216,251)         (1,329,498)
                                                       ------------------  -------------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from long-term debt                                9,652               70,000              14,652
   Payments on long-term debt                               (847,500)             (65,000)           (925,840)
   Proceeds from public offering of common stock
       and warrants net of deferred offering costs               -              4,661,124           4,507,915
   Conversion of convertible notes payable
       to common stock                                        37,500                 -                 67,500
   Conversion of long-term debt to Series A
       Preferred Stock                                       810,000                 -                810,000
   Issuance of common stock upon exercise of option              -                 15,000              15,000
   Loans and advances from related parties                       -                 (9,500)                -
   Proceeds from issuance of notes payable                       -                    -               955,000
   Payments under computer equipment leases                 (42,541)              (38,972)           (105,617)
   Proceeds from sale and lease-back                             -                    -               294,644
   Proceeds from issuance of common stock                        -                    -               110,000
   Contribution to capital - stockholder/officer                 -                 19,700             205,400
   Proceeds from issuance of 10% promissory notes
      and related warrants, less related costs                   -                    -               517,500
   Payments on 10% promissory notes and related
      warrants                                                   -               (563,500)           (563,500)
                                                       -------------------  ------------------
          Net cash flows from financing activities           (32,889)           4,088,852           5,902,654
                                                       ------------------  -------------------  ------------------

NET CHANGE IN CASH AND EQUIVALENTS                         (1,054,968)           3,092,961           1,152,873
CASH AND EQUIVALENTS, BEGINNING OF YEAR                     2,207,841               91,548                                 -
                                                       ------------------  -------------------  ------------------
CASH AND EQUIVALENTS, END OF PERIOD                       $ 1,152,873          $ 3,184,512         $ 1,152,873
                                                       ------------------  -------------------  ------------------
SUPPLEMENTAL CASH FLOW INFORMATION
   Interest paid                                             $ 22,203             $ 60,463           $ 162,701
                                                       ------------------  -------------------  ------------------
   Net liabilities assumed in reverse acquisition       $        -           $      -                $ 14,087
                                                       ------------------  -------------------  ------------------
   Conversion of related party debt to common stock     $        -           $      -                $ 20,109
                                                       ------------------  -------------------  ------------------
   Conversion of long-term debt to Series A Preferred
       Stock                                                 $ 847,500       $                       $847,500
                                                       ------------------  -------------------  ------------------
   Conversion of notes payable to common stock               $  37,500       $     30,000          $   67,500
                                                       ------------------  -------------------  ------------------
    Issuance of common stock to acquire travel
        related assets                                     $ 2,500,000       $        -            $ 2,500,000
                                                       ------------------  -------------------  ------------------
                                                       See Accompanying Notes to Financial Statements


                         GENISYS RESERVATION SYSTEMS, INC. AND SUBSIDIARIES
                                            DEVELOPMENT STAGE COMPANIES
                                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                                    (unaudited)


Note 1            Basis of Presentation

                  The consolidated balance sheet at the end of the preceding fiscal year has been derived from the audited consolidated balance sheet contained in the Company's Form 10-KSB and is presented for comparative purposes. All other financial statements are unaudited. In the opinion of management, all adjustments which include only normal recurring adjustments necessary to present fairly the financial position, results of operations and cash flows of all periods presented have been made. The results of operations for interim periods are not necessarily indicative of the operating results for the full year.

                  Footnote disclosures normally included in financial statements prepared in accordance with the generally accepted accounting principles have been omitted in accordance with the published rules and regulations of the Securities and Exchange Commission. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-KSB for the most recent fiscal year.

Note 2            Activities of the Company

                  Although planned principal operations have commenced, revenues to date have not been significant; accordingly, the Company and its subsidiaries continue to be in the development stage. The Company has developed a computerized limousine reservation and payment system for the business traveler. The Company anticipates that the proprietary software will enable a system of limousine reservations to be completely computerized and operate without human intervention, except for the initial inputting of travel information.

Note 3            Stockholders Equity

Preferred Stock - The Company's Certificate of Incorporation authorizes the issuance of up to 25,000,000 shares of Preferred Stock. On March 10, 1998, the Board of Directors designated 706,000 shares of Series A Preferred Stock which are convertible, in whole or in part, into fully paid and nonassessable Common Shares on a one-for-one basis at the option of the respective holders thereof. Holders of Series A Preferred Stock are entitled to receive dividends on a pari passu basis with the holders of the Company's Common Stock. The Company, at its sole option, has the right to redeem all or, from time to time, any number of the then outstanding shares of Series A Preferred Stock at a redemption price of $2.125 per share plus a 10% per year increase in the redemption rate.

                  In March 1998, the holder of two Term Promissory Convertible Notes in the principal amounts of $475,000 and $237,500 converted $400,000 of the principal amount of the former note and $200,000 of the principal amount of the latter note into 188,235 shares and 94,118 shares respectively of the Series A Preferred Stock of the Company at a price of $2.125 per share.

                  In March 1998, the holder of four eighteen month Convertible Promissory Notes aggregating $210,000, converted the total principal amount of the four notes ($210,000) into 98,824 shares of the Series A Preferred Stock of the Company at a price of $2.125 per share.

Note 4            Asset Acquisition

                  As of June 30, 1998, the Company through NetCruise Interactive, Inc. (NetCruise), a wholly owned subsidiary, acquired the exclusive and worldwide rights and license for "Parallel Addressing Video Technology" for all travel related applications from a wholly owned subsidiary of United Leisure Corporation. In addition, the Company acquired all of the software, computer systems and intellectual properties related to the travel business, including the Travel Web Site called "NetCruise.com" . The Company intends to operate an internet travel agency featuring the technology and assets acquired.

                  The United Leisure Corporation subsidiary was issued 2,000,000 shares of the Company's restricted common stock plus two common stock purchase warrants for restricted common shares of the Company as consideration for the transaction. Both warrants are exercisable between April 1, 2002 and June 30, 2002, if NetCruise achieves certain profit levels, as defined in the purchase agreement. One warrant is exercisable for 800,000 shares at $2.50 per share and the other warrant is exercisable for 800,000 shares at $6.00 per share.

                  The purchase of these assets has been recorded as of the date of purchase at the total purchase price of $2,500,000 which includes $1,450,000 of computer software, $1,000,000 of licenses and intellectual properties and $50,000 of computer equipment.

                  Harry Shuster will become Chairman and Brian Shuster will become President of NetCruise and both will be appointed directors of the Company. Brian Shuster will be issued two warrants to purchase restricted common shares of the Company, exercisable between April 2, 2002 and June 30, 2002, if NetCruise achieves certain profit levels, as defined in the warrants. One warrant is exercisable for 200,000 shares at $2.50 per share and the other warrant is exercisable for 200,000 shares at $6.00 per share.

Note 5            Contingencies

                  On February 20, 1997, two individuals filed an action against the Company and Corporate Travel Link ("Travel Link") in the Superior Court of New Jersey seeking, among other things, damages in the amount of 8% of any financing secured by Travel Link resulting from plaintiffs efforts and as well as 5% of the Company's Common Stock allegedly due for services rendered in connection with the Company's acquisition of Travel Link in 1995. The claim for monetary damages is based upon an alleged written agreement between Travel Link and plaintiffs, while the claim for the shares of the Company's Common Stock is based upon alleged oral representations and promises made by a former officer of Travel Link. The Company believes that the plaintiff's claim are without merit and intends to vigorously defend the action and to assert numerous defenses in its answer. On March 4, 1998, Travel Link filed an application with the Court to assert a claim for indemnification against Joseph Cutrona and Steven Pollan, two former directors and officers of Travel Link and the Company and, Mark A. Kenny, currently a director and employee of the Company and Travel Link, based upon a 1995 agreement whereby such individuals agreed to hold Loeb Holding Corporation and Travel Link harmless and to indemnify them from any and all claims or liabilities for brokerage commissions or finder's fees incurred by reason of any action taken by it or them, including the claims of the plaintiff's in this action.

                  In August 1996, the Company gave notice to one of its former officers that it was canceling the 333,216 shares of Common Stock issued to him at the inception of Corporate Travel Link, Inc. for services he was to have provided. The Company believes that the former officer never provided such services. Pending return of the shares, they are considered outstanding for all periods presented herein. On April 17, 1997, the former officer of the Company filed an action in the United States District Court, District of New Jersey, against the Company, Travel Link, the officers of both companies and various related and unrelated parties seeking among other things a declaratory judgment that the former officer is the owner of the 333,216 shares of Common Stock of the Company which had been issued to him at the inception of Travel Link for
                                                          7
services he was to have provided and for unspecified compensatory and punitive damages. The Company believes that the plaintiff's claims are without merit and intends to vigorously defend the action and to assert numerous defenses and counterclaims in its answer.

                  On December 23, 1997, an individual filed an action in the Superior Court of New Jersey against the Company and a former officer of the Company alleging that the former officer of the Company induced such person to leave her place of employment to assume employment with the Company. The claim seeks monetary damages based upon an oral promise of employment allegedly made by the same former officer of the Company. The Company believes that the plaintiff's claim is without merit and intends to vigorously defend the action and to assert numerous defenses in its answer.


                                 MANAGEMENT'S DISCUSSION AND ANALYSIS
                            OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results of Operations

                  The Company is in the development stage, and just commenced generating revenues in August 1997. The Company has been unprofitable since inception and expects to incur additional operational losses. As reflected in the accompanying financial statements, the Company has incurred losses totaling $4,229,387 since inception and at June 30, 1998, had working capital of $730,317.

  Revenues for the three and six month periods ended June 30, 1998 were $15,053 and $29,874, as compared to no revenues for the 1997 periods. The corresponding cost of service for the three and six month periods ending June 30, 1998 were $27,549 and $47,214.

                  General and administrative expenses were $783,842 for the six months ended June 30, 1998, as compared to $473,238 during the six months ended June 30, 1997. Cost increases during the 1998 period consist of payroll and payroll related costs ($191,300), professional fees ($84,200), travel costs ($14,300), insurance costs ($8,700), marketing costs ($35,700) and other administrative costs ($35,300). Consulting costs decreased $58,900 during the 1998 period.

                  General and administrative expenses were $371,081 for the three months ended June 30,1998, as compared to $258,221 during the three months ended June 30, 1997. Cost increases during the 1998 period consist of payroll and payroll related costs ($70,200), professional fees ($55,800), travel costs ($4,800), insurance costs ($6,900) and marketing costs ($8,800). Cost decreases during the 1998 period consist of consulting fees ($22,000), and other administrative ($11,700).


Liquidity and Capital Resources

                  The Company's funds have principally been provided from Loeb Holding Corp. as escrow agent, Loeb Holding Corp., LTI Ventures Leasing Corporation, a private offering and a public offering.

                  In March 1998, the holder of two Term Promissory Convertible Notes in the principal amounts of $475,000 and $237,500 converted $400,000 of the principal amount of the former note and $200,000 of the principal amount of the latter note into 188,235 shares and 94,118 shares respectively of the Series A Preferred Stock of the Company at a price of $2.125 per share.

                  In March 1998, the holder of four eighteen month Convertible Promissory Notes aggregating $210,000, converted the total principal amount of the four notes ($210,000) into 98,824 shares of the Series A Preferred Stock of the Company at a price of $2.125 per share.

                  In March 1998, the holder of two Term Promissory Convertible Notes aggregating $37,500, converted the total principal amount of the notes ($37,500) into 400,000 shares of the Common Stock of the Company at a price of $0.09375 per share.


                  As  of  June  30,   1998,   the  Company   through   NetCruise
Interactive, Inc. (NetCruise), its wholly owned subsidiary, acquired the exclusive and worldwide rights and license for "Parallel Addressing Video Technology" for all travel related applications from United Internet Technologies, Inc. formerly known as United Leisure Interactive, Inc., ("UIT") a wholly owned subsidiary of United Leisure Corporation. In addition, the Company acquired all of the software, computer systems and intellectual properties related to the travel business, including the Travel Web Site called "NetCruise.com" . The Company intends to operate an internet travel agency featuring the technology and assets acquired. The purchase price for the assets acquired consisted of 2,000,000 shares of the Company's restricted common stock valued at $1.25 per share and two common stock purchase warrants fro restricted common shares of the Company as consideration for the transaction. Both warrants are exercisable between April 1, 2002 and June 30, 2002, if NetCruise meets certain profit levels, as defined in the purchase agreement. One warrant is exercisable for 800,000 shares at $3 per share and the other warrant is exercisable for 800,000 shares at $6 per share. See Note 4 to the financial statements.

                  On June 30, 1998, the Company had cash of $1,152,873 and working capital of $730,317 Management of the Company estimates that is has resources including anticipated cash to be received from revenues, to provide for its planned operations for the next twelve months.



PART II           OTHER INFORMATION


ITEM 6.           Exhibits and Reports on Form 8-K

                  (a) Asset Purchase Agreement dated June 30, 1998 (b) Reports on Form 8-K

                  NONE


SIGNATURES

                  Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              GENISYS RESERVATION SYSTEMS, INC.


Date: January 22, 1999                    ____________________________________
                                             Lawrence E. Burk
                                          President and Chief Executive Officer

Date: January 22, 1999                     ____________________________________
                                                     John H. Wasko
                            Secretary, Treasurer and
                             Chief Financial Officer